Exhibit 16.1 - Auditor Letter

[Sadler, Gibb & Associates, LLC Letterhead]

June 29, 2015

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements of Sino Payments, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 25, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC